Exhibit 99.1
ARIAD and Merck & Co., Inc. Announce Global Collaboration to Jointly Develop and
Commercialize AP23573 — ARIAD’s Novel mTOR Inhibitor — for Cancer
ARIAD to Host Investor Call Today at 9:00 a.m. (EST)
CAMBRIDGE, Mass. & WHITEHOUSE STATION, N.J.—(BUSINESS WIRE)—July 12, 2007—ARIAD Pharmaceuticals, Inc. (NASDAQ: ARIA) and Merck & Co., Inc. (NYSE: MRK) today announced that they have entered into a global collaboration to jointly develop and commercialize AP23573, ARIAD’s novel mTOR inhibitor, for use in cancer. It is expected that AP23573 will enter into Phase III clinical development for the treatment of metastatic sarcomas beginning this quarter.
The agreement provides for an initial payment of $75 million to ARIAD, up to $452 million more in milestone payments to ARIAD based on the successful development of AP23573 in multiple cancer indications (including $13.5 million for the initiation of the Phase III clinical trial in metastatic sarcomas and $114.5 million for the initiation of other Phase II and Phase III clinical trials), up to $200 million more based on achievement of significant sales thresholds, at least $200 million in estimated contributions by Merck to global development, up to $200 million in interest-bearing repayable development-cost advances from Merck to cover a portion of ARIAD’s share of global-development costs (after ARIAD has paid $150 million in global development costs), and potential commercial returns from profit sharing in the U.S. or royalties paid by Merck outside the U.S.
“We are very excited to be entering into this partnership with ARIAD for the development and potential commercialization of AP23573, as it has the promise to allow us to bring an important new medicine to cancer patients globally. Merck is fully committed to the field of oncology, and this partnership further demonstrates that commitment as we strive to meet unmet medical needs in cancer,” said Vlad Hogenhuis, M.D., general manager, oncology, specialty and neuroscience franchise of Merck.
The companies anticipate conducting a broad-based global development program in which clinical trials and biomarker studies will be conducted concurrently in multiple cancer indications. Each party will fund 50 percent of the cost of global development of AP23573, except that Merck will fund 100 percent of the cost of ex-U.S. development that is specific to the development or commercialization of AP23573 outside the U.S. In certain circumstances, either party may opt-out of conducting and funding certain late-stage clinical development of AP23573, which would result in changes in development and commercialization responsibilities and compensation arrangements.
Both companies will share overall responsibility for global commercialization and development of AP23573. In the U.S., ARIAD will distribute and sell AP23573 for all cancer indications and book all sales, and ARIAD and Merck will co-promote and will each receive 50 percent of the income from such sales. Outside the U.S., Merck will distribute, sell and promote AP23573 and book all sales; Merck will pay ARIAD tiered double-digit royalties on such end-market sales of AP23573. On a global basis, ARIAD will be responsible for manufacturing the active pharmaceutical ingredient used in the product, and Merck will be responsible for the formulation of the finished product (tablets).
In the U.S., ARIAD will have primary responsibility for development of AP23573 in the metastatic sarcoma indication. Merck and ARIAD will have joint responsibility in the U.S. for development of all other cancer indications being pursued. Outside the U.S., Merck will have primary responsibility for development in all cancer indications being pursued.
Stephen Friend, M.D., Ph.D., executive vice president and oncology franchise head of Merck said, “mTOR is a validated target for therapeutic intervention in human cancer and resides at a crucial intersection point controlling cell growth and survival of many tumor types. We are delighted to partner with ARIAD to develop and commercialize AP23573 for major unmet medical needs in oncology.”
“This partnership aligns our interests directly with those of Merck — one of the leading global pharmaceutical companies dedicated to developing and commercializing new oncology drugs and with a demonstrated expertise in biomarker development,” said Harvey J. Berger, M.D., chairman and chief executive officer of ARIAD. “From the beginning, our top corporate priority has been to establish a partnership that will maximize the commercial and clinical potential of our lead oncology product and allow us to realize our vision of becoming a fully integrated oncology company. We implemented a rigorous partnering process that generated substantial interest from multiple companies and ultimately enabled us to select Merck as our partner of choice.”
Richard W. Pascoe, chief commercial officer of ARIAD, added, “We look forward to working closely with our clinical, manufacturing, marketing and sales colleagues from Merck to bring AP23573 to cancer patients as quickly as possible. The structure of this partnership allows the partners to pursue the clinical development of AP23573 in multiple indications concurrently throughout the world.”
Today’s Conference Call
ARIAD will hold a live webcast and conference call today at 9:00 a.m. (EST) to discuss the partnering agreement with Merck. The live webcast can be accessed by visiting the investor relations section of the Company’s Web site at http://www.ariad.com/investor. The call can be accessed by dialing 1-866-770-7146 (domestic) or 617-213-8068 (international) five minutes prior to the start time and providing the passcode 17678277. A replay of the call will be available on the ARIAD Web site approximately two hours after completion of the call and will be archived for two weeks.
About AP23573
ARIAD’s lead product candidate, AP23573, is a novel small-molecule inhibitor of the protein mTOR, a “master switch” in cancer cells. Blocking mTOR creates a starvation-like effect in cancer cells by interfering with cell growth, division, metabolism, and angiogenesis. AP23573 is currently in Phase I and II clinical trials in patients with solid tumors and hematologic cancers. AP23573 has been designated both as a fast-track product and an orphan drug by the U.S. Food and Drug Administration and as an orphan drug by the European Medicines Agency for the treatment of soft-tissue and bone sarcomas. ARIAD is collaborating with Merck to develop and commercialize AP23573 in oncology and with Medinol Ltd. to develop stents and other medical devices that deliver AP23573 to prevent reblockage at sites of vascular injury following stent-assisted angioplasty.
About ARIAD
ARIAD is engaged in the discovery and development of breakthrough medicines to treat cancer by regulating cell signaling with small molecules. ARIAD is developing a comprehensive approach to patients with cancer that addresses the greatest medical need — aggressive and advanced-stage cancers for which current treatments are inadequate. ARIAD has a global partnership with Merck to develop and commercialize AP23573, ARIAD’s lead cancer product candidate. Medinol Ltd. also is developing stents and other medical devices that deliver AP23573 to prevent reblockage at sites of vascular injury following stent-assisted angioplasty. ARIAD has an exclusive license to pioneering technology and patents related to certain NF-(kappa)B treatment methods, and the discovery and development of drugs to regulate NF-(kappa)B cell-signaling activity, which may be useful in treating certain diseases. Additional information about ARIAD can be found on the Web at http://www.ariad.com.
About Merck
Merck & Co., Inc. is a global research-driven pharmaceutical company dedicated to putting patients first. Established in 1891, Merck currently discovers, develops, manufactures and markets vaccines and medicine to address unmet medical needs. The company devotes extensive efforts to increase access to medicines through far-reaching programs that not only donate Merck medicines but help deliver them to the people who need them. Merck also publishes unbiased health information as a not-for-profit service. For more information, visit http://www.merck.com.
ARIAD Forward-looking Statement
This press release contains “forward-looking statements,” including statements related to the potential value of payments, which may be received pursuant to our collaboration with Merck & Co., Inc., the anticipated development of AP23573 pursuant to the collaboration in several cancers, and the future responsibilities of the parties under the collaboration agreements. Forward-looking statements are based on management’s expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the costs associated with our research, development, manufacturing and other activities, the conduct and results of pre-clinical and clinical studies of our product candidates, difficulties or delays in obtaining regulatory approvals to market products resulting from our development efforts, our reliance on partners, including Medinol and Merck, and other key parties for the successful development, manufacturing and commercialization of products, the adequacy of our capital resources and the availability of additional funding, patent protection and third-party intellectual property claims relating to our and any partner’s product candidates, the timing, scope, cost and outcome of legal and patent office proceedings concerning our NF-(kappa)B patent portfolio, the potential acquisition of or other strategic transaction regarding the minority stockholders’ interests in our 80 percent-owned subsidiary, ARIAD Gene Therapeutics, Inc., future capital needs, key employees, markets, economic conditions, prices, reimbursement rates, competition and other factors detailed in the Company’s public filings with the U.S. Securities and Exchange Commission. The information contained in this document is believed to be current as of the date of original issue. The Company does not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in the Company’s expectations, except as required by law.
Merck Forward-looking Statement
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Merck’s business, particularly those mentioned in the risk factors and cautionary statements in Item 1A of Merck’s Form 10-K for the year ended December 31, 2006, and in its periodic reports on Form 10-Q and Form 8-K, which the Company incorporates by reference.
CONTACT: Merck & Co., Inc.
Media:
Amy Rose, 908-423-6537
Investors:
Graeme Bell, 908-423-5185
Or
ARIAD
Media:
Andrea Johnston, 910-616-5858
Investors:
Edward Fitzgerald, 617-621-2345
SOURCE: Merck & Co., Inc. & ARIAD Pharmaceuticals, Inc.

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